Exhibit 23.4

[ARTHUR ANDERSEN LETTERHEAD]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
August 6, 2001